As filed with the Securities and Exchange Commission on November 2, 1999

                                                 Registration No. 333-75091

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                      NATIONAL CITY BANCSHARES, INC.
          (Exact name of registrant as specified in its charter)

       INDIANA                           6712                      35-1632155
(State or other jurisdiction    (Primary Standard Industrial     (IRS Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                Number)

                              227 MAIN STREET
                               P.O. BOX 868
                      EVANSVILLE, INDIANA  47705-0868
                              (812) 464-9677
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)



                              ROBERT A. KEIL
                      NATIONAL CITY BANCSHARES, INC.
                              227 MAIN STREET
                               P.O. BOX 868
                      EVANSVILLE, INDIANA  47705-0868
                              (812) 464-9677
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                COPIES TO:
                          DAVID C. WORRELL, ESQ.
                              BAKER & DANIELS
                         300 NORTH MERIDIAN STREET
                                SUITE 2700
                       INDIANAPOLIS, INDIANA  46204
                              (317) 237-0300


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED  SALE OF THE SECURITIES TO THE
PUBLIC: NOT APPLICABLE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box. [    ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [    ] ____________________

If delivery of the prospectus is  expected to be made pursuant to Rule 434,
please check the following box.  [    ]

                    DEREGISTRATION OF UNSOLD SECURITIES

  National City Bancshares, Inc. ("NCBE") filed a Registration Statement No. 333-75091 on Form S-3 with the Securities and Exchange Commission on March 26, 1999 (the "Registration Statement") pursuant to which it registered 312,850 shares of common stock, without par value (the "Shares"). The obligation of NCBE to maintain the effectiveness of the Registration Statement for the benefit of the shareholders identified in the Registration Statement (the "Selling Shareholders") expired November 1, 1999. The Selling Shareholders sold an aggregate of 3,844 Shares through November 1, 1999. This Post-Effective Amendment No. 1 to the Registration Statement is filed in order to deregister the 309,006 Shares that were not sold, as described above.

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF EVANSVILLE, STATE OF INDIANA, ON NOVEMBER 1, 1999.


                                   NATIONAL CITY BANCSHARES, INC.

                                   By:/S/ MICHAEL T. VEA
                                      Michael T. Vea, Chairman of the Board
                                      and Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON NOVEMBER 1, 1999:

SIGNATURE               TITLE

  /S/ MICHAEL T. VEA          Chairman of the Board, Chief Executive
 Michael T. Vea               Officer and Director (Principal
                              Executive Officer)

  /S/ ROBERT A. KEIL          President, Chief Financial Officer and
 Robert A. Keil               Director (Principal Financial Officer)

 /S/ STEPHEN C. BYELICK, JR.  Secretary and Treasurer (Principal
 Stephen C. Byelick, Jr.      Accounting Officer)

  JANICE L. BEESLEY*          Director
 Janice L. Beesley

   BEN L. CUNDIFF*            Director
 Ben L. Cundiff

   SUSANNE R. EMGE*           Director
 Susanne R. Emge

  DONALD G. HARRIS*           Director
 Donald G. Harris

  DR. H. RAY HOOPS*           Director
 Dr. H. Ray Hoops

  JOHN D. LIPPERT*            Director
 John D. Lippert


  GEORGE D. MARTIN*           Director
 George D. Martin

  RONALD G. REHERMAN*         Director
 Ronald G. Reherman

 LAURENCE R. STEENBERG*       Director
 Laurence R. Steenberg

  ROBERT D. VANCE*            Director
 Robert D. Vance

  RICHARD F. WELP*            Director
 Richard F. Welp

 *BY: /S/ ROBERT A. KEIL
 Robert A. Keil
 Attorney-in-fact